Exhibit 99.1 NEWS RELEASE Contact: Jesse Ngoo Phone Number: 817-845-2622 Email: jesse.ngoo@fleishman.com

FILE SHARING AND COLLABORATION IS NOW FASTER
WITH GLOBALSCAPE'S WIDE AREA FILE SERVICES UPGRADE

New release offers increased compatibility, improved interface, and enhanced international support

SAN ANTONIO, Texas-September 7, 2011- GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today released an upgraded version of its Wide Area File Services™ (WAFS) solution.

GlobalSCAPE WAFS version 4.0 software features improved support for all current Windows operating systems, a redesigned and intuitive user interface, and enhanced international support with full compatibility for Unicode character sets. WAFS now includes Local Sync, a new feature that allows users to rapidly synchronize data while also simplifying implementation.

E-Director Limited, a GlobalSCAPE WAFS reseller for more than six years, recently implemented the new version of WAFS with a multi-national customer. Amjid Salam, E-Director Limited's Managing Director, says, "The new interface is definitely more intuitive and brings together previously separated tasks into a single interface, saving time for our customers. The Vault feature in particular requires significantly less configuration, not to mention that the upgrade installation was a simple and painless task."

The new features of WAFS were chosen based on feedback from our customers. "GlobalSCAPE customers have always been, and remain today, the primary source for insight and feedback regarding our products," says WAFS product manager, Jason Wolford. "Based largely on suggestions from our customers, the WAFS 4.0 improvements will provide significant benefits, including improved collaboration and faster access to data, while using less bandwidth."

Collaboration and sharing of files is the lifeblood of many organizations. Multi-organization projects are most often carried out via email or, for large files, by courier. Both of these approaches are inefficient, insecure, and difficult to track and audit.

First released in 2004, WAFS replicates files across different locations around the globe, providing secure, near real-time data access by multiple remote users. As files are modified, the system instantly mirrors all changes using intelligent byte-level differencing technology. This method minimizes the impact on network bandwidth, transferring only the changes to the file, rather than the entire file. Also, file locking ensures that you never overwrite files that another user has open.

"Our priority is providing flexible, scalable software that seamlessly fits into our customers' IT environments," says Wolford. "With WAFS, companies can provide a robust file-sharing solution that is fast, secure, and reliable, using their existing IT infrastructure."

About GlobalSCAPE

San Antonio, TX-based GlobalSCAPE, Inc. (NYSE Amex: GSB) is a leading provider of software and services that enable its customers to exchange information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® software, GlobalSCAPE has been helping businesses and consumers-including 15,000 companies in more than 150 countries-facilitate cost-effective secure information exchange processes, and its managed file transfer solutions have been recognized by ComputerWorld, Network Products Guide, and Deloitte's Technology Fast 500, among others. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.